                                                                   ATTACHMENT C

              Consent of Independent Certified Public Accountants

Board of Directors
The Travelers Life and Annuity Company

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/KPMG LLP
Hartford, Connecticut
May 23, 2000